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                                                                   Exhibit 10.23



                             AGREEMENT WITH CHAIRMAN

         This Agreement is made as of this ____ day of ___________ 2000 between TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), and Fenton R.Talbott (the "Chairman").

                                    RECITALS

         WHEREAS, the Company desires to retain the Chairman, and the Chairman desires to provide services to the Company, upon the terms and conditions hereinafter set forth.

                                   WITNESSETH:

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.       Engagement.

         (a) During the term of the Chairman's engagement under this Agreement (the "Term"), the Chairman shall serve as Chairman of the Company's Board of Directors (the "Board") and perform such duties consistent with such office as described in the Company's Bylaws (a copy of which has been furnished to the Chairman) and as determined by the Board.

         (b) The Chairman represents to the Company that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or any other agreement, covenant, understanding or restriction of any nature which would prohibit the Chairman from executing this Agreement and performing fully his duties and responsibilities hereunder.

2. Term. The Term shall begin on the date first referenced above shall continue until such time as the Chairman ceases to serve in the capacity of Chairman of the Board, by reason of his resignation, removal, failure to be reappointed or otherwise, all in accordance with the Company's Bylaws or as determined by the Board consistent with applicable law.

3.       Compensation.

         (a) The basic annual rate of compensation of the Chairman for his services to the Company shall be $200,000 or such higher annual rate as may in the future be determined by the Compensation Committee (the "Compensation Committee") of the Board (such amounts are referred to herein as the "Salary"), which the Company shall pay to the Chairman in equal proportional installments in accordance with the normal payroll practices of the Company.

         (b) The Chairman shall be eligible to receive an annual bonus of up to 100% of his Salary, as in effect at the beginning of the bonus period. This bonus will be awarded based on the Chairman's achievement of goals and objectives established by the Compensation Committee. The determination of whether the Chairman has achieved such goals and objectives
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shall be made by the Compensation Committee and their determination shall be final and binding. In order to be eligible to receive this bonus the Chairman must continue his engagement hereunder through the end of the applicable bonus period. The bonus, if any, shall be payable within fifteen (15) days after the end of the applicable bonus period. For the year 2000, this bonus shall be prorated based on the number of months (or portions thereof) the Chairman serves as Chairman of the Board hereunder. The Chairman will be eligible to receive such other bonuses in such amounts and at such times and for such reasons as the Compensation Committee, in its sole discretion, shall approve.

         (c) The Company has granted the Chairman as of the date hereof stock options ("Stock Options") to purchase an aggregate of 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") as follows:

              (1) A Stock Option to purchase 500,000 shares of Common Stock (the "Base Option") at an exercise price equal to the Fair Market Value (as defined in the Telespectrum Worldwide Inc. 1996 Equity Compensation Plan (the "Plan")) on the grant date ($1.50 per share), 50% of which Base Option shall be immediately vested and exercisable and the balance of which Base Option shall vest and become exercise in substantially equal quarterly installments over the two year period ending on the second anniversary of the grant date.

              (2) A Stock Option to purchase 500,000 shares of Common Stock (the "Performance Option") at an exercise price equal to the Fair Market Value (as defined in the Plan) on the grant date ($1.50 per share), which Performance Option shall vest and become exercisable if and when the closing price of the Common Stock on Nasdaq reaches $4.00 per share for ten consecutive trading days, or if not vested by then, upon the fourth anniversary of the grant date.

              Notwithstanding the foregoing, the Base Option shall become fully vested and exercisable upon a Change of Control (as defined in the Plan). The Stock Options shall be granted under and pursuant to the terms of the Plan, to the extent permissible under the limitations set forth in the Plan. To the extent the full complement of Stock Options cannot be granted under the Plan, the Base Option shall be granted under the Plan and the Performance Option shall be granted outside of the Plan.

         (d) During the Term, the Company shall provide the Chairman with the fringe benefits that are substantially equivalent to the fringe benefits specified on Exhibit "A" (the "Fringe Benefits") at such levels that are provided to senior officers of the Company.

4.       Termination Without Compensation.

         (a) Total Disability. If the Chairman becomes totally disabled (as defined below), the Company may terminate this Agreement by notice to the Chairman, and as of the termination date, the Company shall have no further liability or obligation to the Chairman hereunder except as follows: the Chairman shall receive (i) unpaid Salary, Bonus, if any, and Fringe Benefits that have accrued through the date of termination; and (ii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans included in the Fringe Benefits. For


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the purposes hereof, the Chairman shall be deemed to be "totally disabled" if the Chairman is considered totally disabled under any group or individual disability plan maintained by the Company and in effect at that time, that covers the Chairman, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute under this Section 4(a), the Chairman shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Chairman, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

         (b) Death. If the Chairman dies, this Agreement shall terminate on the date of death, and thereafter the Company shall not have any further liability or obligation to the Chairman, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Chairman's estate shall receive any unpaid Salary, Bonus, if any, and Fringe Benefits that have accrued through the date of termination. In addition, any Stock Options that are then vested and exercisable may thereafter be exercised by the Chairman's representatives in accordance with the terms of the Plan.

         (c) Cause. The Company may terminate this Agreement for "cause" by giving the Chairman 30 days' notice of the termination date, and as of the termination date, the Company shall not have any further liability or obligation to the Chairman, except that the Chairman shall receive any unpaid Salary, Bonus, if any, and Fringe Benefits that have accrued through the date of termination. For purposes of this Agreement, "cause" shall mean the Chairman's
(i) breach (other than by reason of illness, injury or incapacity) of any of the material terms or provisions of this Agreement, (ii) the willful and substantial failure to comply fully with the lawful and reasonable directives of the Board,
(iii) substantial and willful misconduct, (iv) material neglect of the Company's business, (v) conviction of a felony or other crime involving moral turpitude,
(vi) misappropriation of funds, or (vii) habitual abuse of alcohol, narcotics or other controlled substances. In the case of a termination for "cause," the notice of termination shall specify the basis for the Company's determination of "cause"; provided, however, that in the case of conduct described in clauses
(i), (ii), (iii) and (iv) above, such conduct shall not constitute "cause" for the purposes of this paragraph (c) unless (A) the Board shall have given the Chairman notice setting forth with specificity (1) the conduct deemed to constitute "cause," (2) reasonable action that would remedy the objectionable conduct, and (3) a reasonable time (not less than 5 days) within which the Chairman may take such remedial action, and (B) the Chairman shall not have taken such specified remedial action within such specified reasonable time.

         (d) Resignation. The Chairman shall have the right to terminate this Agreement at any time by giving the Company 60 days' notice of the termination date. Under such circumstances, the Company shall not have any further liability or obligation to the Chairman, except that the Chairman shall receive any unpaid Salary, Bonus, if any, and Fringe Benefits that have accrued through the date of termination, net of any liabilities that the Chairman may have to the Company.

5. Termination With Compensation. The Company shall have the right to terminate this Agreement without cause at any time by giving the Chairman 30 days' notice of the termination date. In the event of a termination of the Term pursuant to this Section 5, the Company shall continue to pay to the Chairman the Salary and continue to provide the healthcare benefits


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referred to in item (a) of Exhibit A hereto for a period ending one year after the date of any such termination. The Salary to be paid and the Fringe Benefits to be provided under this Section 5 are referred to herein as the "Termination Compensation." The Chairman shall not be entitled to any Termination Compensation unless the Chairman executes and delivers to the Company after a notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Chairman releases the Company from any obligations and liabilities of any type whatsoever under this Agreement, except for the Company's obligations with respect to the Termination Compensation, which release shall not affect the Chairman's right to indemnification, if any, for actions taken within the scope of his engagement hereunder. The parties hereto acknowledge that the Termination Compensation to be provided under this Section 5 is to be provided in consideration for the above-specified release.

6.       Agreement Not to Compete.

         (a) The Chairman covenants that for the period beginning on the termination of Chairman's engagement hereunder and ending on the first anniversary of the date of such termination, he will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged directly or indirectly in competition with the business conducted by the Company at any time during such period within any portion of the United States in the telemarketing or teleservices industry ("Business"). It is recognized by the Chairman and the Company that the Business is and is expected to continue to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in Section 6(b)) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by Chairman as a passive investment of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934.

         (b) The Chairman further covenants that for the period beginning on the termination of Chairman's engagement hereunder and ending on the second anniversary of the date of such termination of employment hereunder, he will not, either directly or indirectly, (i) call on or solicit any person who or which has been a customer of the Company with respect to the activities prohibited by Section 6(a) or (ii) solicit the employment of any person who is employed by the Company during such period on a full or part-time basis.

         (c) The Chairman recognizes and acknowledges that by reason of his engagement hereunder by the Company he will have access to Company Information (as defined in Section 8) relating to the Business. The Chairman acknowledges that such Company Information is a valuable and unique asset and covenants that he will not disclose any such Company Information after the date hereof to any person for any reason whatsoever, unless such information (i) is in the public domain through no wrongful act of Chairman, (ii) has been rightfully received from a third party without restriction and without breach of this Agreement or
(iii) is required by law.


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         (d) The Chairman acknowledges that the restrictions contained in this
Section 6 are reasonable and necessary to protect the legitimate interests of the Company, and that any violation will result in irreparable injury to the Company.

         (e) The Chairman agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 6, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of this Section 6 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

7. Inventions, Designs and Product Developments. All inventions, innovations, designs, ideas and product developments, developed or conceived by the Chairman, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Term that relate to the actual or planned business activities of the Company (collectively, the "Developments") and all of the Chairman's right, title and interest therein, shall be the exclusive property of the Company. The Chairman hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Chairman shall disclose fully, as soon as practicable and in writing, all material and substantial Developments to the Board. At any time and from time to time, upon the request of the Company, the Chairman shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other reasonable acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Chairman for all reasonable expenses incurred by his in compliance with the provisions of this Section 7.

8.       Confidential Information.

         (a) The Chairman has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Chairman or which he is authorized to disclose, is referred to collectively as the "Company Information." During and after the Term, the Chairman shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association,


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corporation or other entity other than the Company, (ii) remove any Company
Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

         (b) All Company Information developed, created or maintained by the Chairman, alone or with others while engaged by the Company hereunder, and all Company Information maintained by the Chairman thereafter, shall remain at all times the exclusive property of the Company. The Chairman shall return to the Company all Company Information, and reproductions thereof, whether prepared by his or others, that are in his possession immediately upon request and in any event upon the completion of his engagement by the Company hereunder.

9. Remedies. The Chairman expressly acknowledges that the remedy at law for any breach of Sections 6, 7 and 8 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Chairman's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy.

10.      General.

         (a) Governing Law. This Agreement is made and entered into in the Commonwealth of Pennsylvania, and shall in all respects be interpreted, enforced and governed by and under the laws of the Commonwealth.

         (b) Company. For purposes of Sections 6, 7, 8 and 9, the term "Company" shall be deemed to include any incorporated or unincorporated entities that are controlled, directly or indirectly, by the Company through ownership, agreement or otherwise, and any such entity to which the Company assigns its rights hereunder.

         (c) Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Chairman hereunder are of a personal nature and shall not be assignable in whole or in part by the Chairman.

         (d) Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed to the Chairman at the address then on record with the Company and, if to the Company as follows:

                 443 S. Gulph Road
                 King of Prussia, PA  19406
                 Fax:  610-962-5109
                 Attn:  Chief Executive Officer


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                 With a copy to:

                     Morgan, Lewis & Bockius LLP
                     1701 Market Street
                     Philadelphia, PA  19103
                     Fax:  215-963-5299
                     Attn:   Richard A. Silfen, Esquire

         (e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

         (f) Duration. Notwithstanding the termination of this Agreement and of the Chairman's engagement by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

         (g) Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

         (h) Severability. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                       TELESPECTRUM WORLDWIDE INC.


                                       By:___________________________________



                                       ______________________________________
                                       FENTON R. TALBOTT


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                                    EXHIBIT A

                                 FRINGE BENEFITS

         (a) Health insurance and short-term and long-term disability insurance for the Chairman, with the same benefits generally provided to the Company's most senior executive employees from time to time during the Term.

         (b) Eligibility to participate in any 401(k) savings plans maintained by the Company during the Term consistent with the Plan parameters.

         (c) Term life insurance and SERP participation on a basis commensurate with the Company's other senior officers. In the event of a Change of Control (as defined in the Plan) and termination without cause all Company contributions to the SERP plan will become fully vested.

         (d) Eligibility to continue to participate in any employee stock option plan maintained by the Company during the Term.

         (e) Reimbursement, in accordance with the Company's policies and upon receipt of proper accounting of expenses.

         (f) Paid holidays in accordance with the Company's policies.

         (g) Paid vacation of four weeks per year.




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